UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2023, the Board of Directors (the “Board”) of Freeport-McMoRan Inc. (“FCX”), upon the recommendation of the Governance Committee of the Board, increased the size of the Board and appointed Kathleen L. Quirk, FCX’s President, to serve as a director of FCX, effective immediately. Ms. Quirk will serve as a director until FCX’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified.

There is no arrangement or understanding between Ms. Quirk and any other person pursuant to which she was appointed as a director. There are no transactions in which Ms. Quirk has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Quirk will serve as a non-independent member of the Board, and the Board does not expect to appoint Ms. Quirk as a member of any of its standing committees. FCX’s Board is now comprised of twelve members, including ten independent directors.

Ms. Quirk will not receive any additional compensation as a result of her appointment to the Board.

FCX issued a press release dated February 7, 2023, announcing the appointment of Ms. Quirk to its Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated February 7, 2023, titled “Freeport-McMoRan Announces Appointment of Kathleen L.Quirk to its Board of Directors."

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Douglas N. Currault II
----------------------------------------
Douglas N. Currault II
Senior Vice President and General Counsel
(authorized signatory)

Date: February 8, 2023